                                                                   EXHIBIT 10.10
                              EMPLOYMENT AGREEMENT


         AGREEMENT made as of November 19, 1999, by and between INTERWORLD CORPORATION, a Delaware corporation having its principal office at 395 Hudson Street, New York, New York 10014 (hereinafter referred to as the "Company"), and JEREMY DAVIS currently residing at 31 High Street Charlestown MA, (hereinafter referred to as "Executive").


                               W I T N E S S E T H


         WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, pursuant to the terms and conditions hereof;

         NOW THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereto agree as follows:

         1. EMPLOYMENT. The Company hereby employs Executive and Executive hereby agrees to be employed by the Company, subject to the terms and conditions hereinafter set forth.

         2. TERM. The initial term of this Agreement shall begin on January 5, 2000 (the "Employment Date") and shall continue for a period of three (3) years from that date, subject to prior termination in accordance with the terms hereof. Thereafter, the term of this Agreement may be extended for such additional period or periods as shall be mutually agreed to in writing by Executive and the Company.

         3. DUTIES. The Executive shall perform the duties and have the authority normally associated with the position of Chief Executive Officer of the Company. In the performance of his duties, Executive shall comply with the policies of and be subject to the reasonable direction of the Chairman of the Board and the Board of Directors of the Company. Executive shall report directly to the Chairman of the Board.

         The Executive agrees to devote his entire working time, attention and energies to the performance of the business of the Company and of any of its subsidiaries or affiliates by which he may be employed. Executive shall not, directly or indirectly, alone or as a member of any partnership, or as an officer, director or employee of any other corporation, partnership or other organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of his duties hereunder, or which, even if non-interfering, may be contrary to the best interests of the Company.

         The Executive shall perform his duties hereunder in the City of New
York.

         The Executive agrees to serve as a member of the Board of Directors of the Company for no additional compensation. In this regard, Executive shall be entitled to serve on the Board of Directors of other public or private companies so long as such companies are not competitors of the Company and the names of such companies are disclosed to the Company.

         4. COMPENSATION. As compensation for the services to be rendered by Executive hereunder, the Company agrees to pay or cause to be paid to Executive, and Executive agrees to accept, an annual salary of $400,000 payable in semi-monthly installments; provided, however, that the Compensation Committee of the Board of Directors shall review the Executive's salary on an annual basis, and consider, in good faith, whether such salary should be increased based on Executive's performance hereunder.

         5. STOCK OPTIONS. The Company shall also grant to the Executive, effective as of the date the Executive executes this Agreement, non-qualified stock options (the "Options") to purchase up to 500,000 shares of the Company's common stock at an exercise price per share equal to the lowest closing price for the common stock during the period from the date hereof up to and including January 5 2000. The shares of common stock issuable under such Options shall be registered on Form S-8, and the Options shall include a cashless exercise feature. The Options shall not be exercisable in any respect until the first anniversary of their date of grant and shall thereafter be exercisable over a five-year period in accordance with the following vesting schedule:

Anniversary Date of Grant           Number of Vested Shares
First Anniversary Date                      100,000

Then 25,000 shares shall vest on the last day of each calendar quarter thereafter (i.e., March 31, June 30, September 30 and December 31). Any event which constitutes a "change of control" will accelerate vesting of the balance of the share grant.

         6. STOCK GRANT. The Company further agrees to issue and deliver to Executive 50,000 shares of common stock; in the following manner: 16,667 shares on the date Executive commences employment, 16,667 shares on the first anniversary of Executive's employment and 16,666 on the second anniversary of Executive's employment. None of these shares shall be registered under the Securities Act of 1933, as amended, and, as such, shall be "restricted securities" and bear an appropriate restrictive legend. Notwithstanding the foregoing, the Executive may elect to have the Company reduce the number of shares issued to him for payment of applicable federal, state and local taxes. An event which constitutes a "change of control" will cause the balance of the stock grants referred to above to be issued.

         7. ADDITIONAL COMPENSATION. The Company may also pay Executive such other additional compensation as may from time to time be determined by the Company. In this regard, Executive shall be entitled to an annual incentive payment of up to 40% of his base salary based on performance. The incentive parameters shall be set by the Compensation Committee of the Board of Directors each year, provided that if the Executive achieves 80% of the targets established for him, he will receive at least a portion of the offered bonus. Additionally, in the event the Executive overachieves the targets established by the Compensation Committee he may receive an incentive payment in excess of 40% of his base salary.

         8. EMPLOYEE BENEFITS. During the period Executive is employed hereunder, Executive shall be permitted to participate in all group health, hospitalization and disability insurance programs, pension plans and similar benefits that are now or may become available to employees of the Company. During the period Executive is employed hereunder, Executive shall be entitled to four-weeks of paid vacation each year in accordance with the vacation policy of the Company. The Company also agrees to offer Executive a bridge loan of up to $750,000, due upon the sale of his current principal residence, bearing interest at the then applicable prime rate, as announced by Citibank, N.A., to assist him in his relocation expenses

         9. REIMBURSEMENT OF EXPENSES. During the period Executive is employed hereunder, the Company shall reimburse Executive for reasonable and necessary out-of-pocket expenses advanced or expended by Executive or incurred by him for or on behalf of the Company in connection with his duties hereunder in accordance with its customary policies and practices for senior executive employees.

         10. TERMINATION OF EMPLOYMENT; EFFECT OF TERMINATION.

         (a) The Executive's employment hereunder may be terminated at any time upon written notice by the Company, upon the occurrence of any of the following events:

                  (i) the death of Executive;

                  (ii) the disability of Executive (as defined in paragraph
(b)); or

                  (iii) the determination that there is "cause" (as hereinafter defined) for such termination upon ten (10) days' prior written notice to Executive.

         (b) For purposes hereof, the term "disability" shall mean the inability of Executive, due to illness, accident or any other physical or mental incapacity, to perform his duties in a normal manner for a period of four (4) consecutive months or for a total of six (6) months (whether or not consecutive) in any twelve (12) month period during the term of this Agreement.

         (c) For purposes hereof, "cause" shall mean and be limited to (i) Executive's conviction (which, through lapse of time or otherwise, is not subject to appeal) of any crime or offense involving money or other property of the Company or its subsidiaries or which constitutes a felony in the jurisdiction involved; (ii) Executive's performance of any act or his failure to act, for which if he were prosecuted and convicted, a crime or offense involving money or property of the Company or its subsidiaries, (iii) Executive's material breach of any of the representations, warranties or covenants set forth in this Agreement, or (iv) Executive's continuing, repeated, willful failure or refusal to perform his material duties required by this Agreement (other than due to death or disability), provided that Executive shall have first received ten (10) days' written notice from the Company stating with specificity the nature of such failure and refusal and affording Executive an opportunity, as soon as practicable, to correct the acts or omissions complained of.

         (d) In addition to the foregoing, Executive's employment may be terminated, at any time, upon written notice by either party hereto, that a "change of control" of the Company has occurred. For the purposes hereof, a "change of control" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have occurred:

         (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act")), becomes the "beneficial owner" (as defined in Rule 13-d under the Act) directly or indirectly, of securities representing more than fifty percent (50%) of the total voting power represented by the Company's then outstanding voting securities; or

        (ii) A change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors of the Company); or

         (iii) The Company merges or consolidates with any other corporation after which a majority of the shares of the resulting entity are not held by the shareholders of the Company prior to the merger, or the Company adopts, and the stockholders approve, if necessary, a plan of complete liquidation of the Company, or the Company sells or disposes of substantially all of its assets.

         (e) In addition to the foregoing, the Executive's employment may be terminated by either party hereto at any time, without cause, upon no less than thirty (30) days' notice.

         (f) In the event that the Executive's employment is terminated without cause by the Company or by reason of his death or disability, Executive will be entitled to paid his base salary and benefits, not including additional compensation, only for a period of one year from the effective date of termination. Vesting of the stock options referred to under Section 5 above and any stock grants under Section 6 above will cease upon the effective date of termination. In the Executive's employment is terminated for "cause" by the Company or without cause by the Executive will be entitled to paid his base salary only for a period through the effective date of termination.

         11. REPRESENTATIONS AND AGREEMENTS OF EXECUTIVE. The Executive represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts, restrictive covenants or other restrictions preventing the performance of his duties hereunder.

         12. NON-COMPETITION.

         (a) Executive agrees that if his employment is terminated for any reason or if he leaves the employ of the Company for any reason, other than upon the expiration of the term of this Agreement, for a period of one (1) year from the date of such termination of employment, he will not directly or indirectly, as owner, partner, joint venture, stockholder, employee, broker, agent, principal, trustee, corporate officer or director, licensor or in any capacity whatsoever engage in, become financially interested in, be employed by, render consulting services to, or have any connection with, any business which is competitive with the business activities of the Company or its subsidiaries ("Competitive Business"), in any geographic area where, during the time of his employment, the business of the Company or any of its subsidiaries is being or had been conducted in any manner whatsoever, or hire or attempt to hire for any Competitive Business any employee of the Company or any subsidiary thereof, or solicit, call on or induce others to solicit or call on, directly or indirectly, any customers or prospective customers of the Company for the purpose of inducing them to purchase or lease a product or service which may compete with any product or service of the Company; provided, however, that Executive may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time two percent of any class of stock or securities of such company.

         (b) If any portion of the restrictions set forth in paragraph (a) should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

         (c) The Executive declares that the foregoing territorial and time limitations are reasonable and properly required for the adequate protection of the business of the Company. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Executive agrees to the reduction of either said territorial or time limitation to such area or period which said court shall have deemed reasonable.

         (d) The existence of any claim or cause of action by Executive against the Company or any subsidiary other than under this Agreement shall not constitute a defense to the enforcement by the Company or any subsidiary of the foregoing restrictive covenants, but such claim or cause of action shall be litigated separately, except to the extent such claim directly arises from a failure by the Company to pay to Executive any severance due under this Agreement..

         13. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

         (a) The Executive shall not, during the term of this Agreement, and at any time following termination of this Agreement, directly or indirectly, disclose or permit to be known, to any person, firm or corporation, any confidential information acquired by him during the course of or as an incident to his employment hereunder, relating to the Company or any of its subsidiaries, the directors of the Company or its subsidiaries, any client of the Company or any of its subsidiaries, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, but not limited to, the business affairs of each of the foregoing. Such confidential information shall include, but shall not be limited to, proprietary information, trade secrets, know-how, market studies and forecasts, competitive analyses, the substance of agreements with clients and others, client lists and any other documents embodying such confidential information.

         (b) All information and documents relating to the Company, its affiliates as hereinabove described (or other business affairs) shall be the exclusive property of the Company, and Executive shall use his best efforts to prevent any publication or disclosure thereof. Upon termination of Executive's employment with the Company, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in Executive's possession or control shall be returned and left with the Company.

         14. RIGHT TO INJUNCTION. The Executive recognizes that the services to be rendered by him hereunder are of a special, unique, unusual, extraordinary and intellectual character involving skill of the highest order and giving them peculiar value, the loss of which cannot be adequately compensated for in damages. In the event of a breach of this Agreement by Executive, the Company shall be entitled to injunctive relief or any other legal or equitable remedies. Executive agrees that the Company may recover by appropriate action the amount of the actual damage caused the Company by any failure, refusal or neglect of Executive to perform his agreements, representations and warranties herein contained. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

         15. AMENDMENT OR ALTERATION. No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

         16. GOVERNING LAW. All matters concerning the validity, construction, interpretation and performance under this Agreement shall be governed by the laws of the State of New York, without giving effect to any conflict of laws principles thereunder.

         17. SEVERABILITY. The holding of any provision of this Agreement to be illegal, invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

         18. NOTICES. Any notices required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand or sent by certified mail to the addresses set forth above or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of the delivery or mailing.

         19. WAIVER OR BREACH. It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by that same party.

         20. ENTIRE AGREEMENT AND BINDING EFFECT. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributees, successors and assigns.

         21. ASSIGNMENT. This Agreement may not be transferred or assigned by either party without the prior written consent of the other party

         22. SURVIVAL. The termination of Executive's employment hereunder shall not affect the enforceability of Sections 12 and 13 hereof.

         23. FURTHER ASSURANCES. The parties agree to execute and deliver all such further instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement.

         24. HEADINGS. The Section headings appearing in this Agreement are for purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, amend or affect its provisions.

         25. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together, shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


INTERWORLD CORPORATION

By:/s/ Robert Rafferty                             /s/ Jeremy Davis
   -----------------------------------             -----------------------------
Name:  Robert Rafferty                             Jeremy Davis
     ---------------------------------
Title: VP Human Resources
      --------------------------------